Exhibit 99.4
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Introduction to Unaudited Pro Forma Combined Financial Statements
     On September 15, 2005, pursuant to the Agreement and Plan of Merger dated as of May 9, 2005 (the “Merger Agreement”) among ScanSoft, Inc., a Delaware corporation (“ScanSoft” or the “Company”), Nova Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of ScanSoft (“Sub 1”), Nova Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of ScanSoft (“Sub 2”) and Nuance Communications, Inc. (“Nuance”), Sub 1 was merged with and into Nuance (the “Merger”), with Nuance continuing as a wholly owned subsidiary of ScanSoft. Pursuant to the Merger Agreement, as a result of the Merger, each share of Nuance common stock outstanding at the effective time of the Merger was converted into the right to receive (i) 0.77 shares of ScanSoft common stock, and (ii) $2.20 in cash. The Merger is expected to be a tax-free event and is being accounted for as a purchase of a business.
     Immediately prior to the closing of the Merger, ScanSoft issued (i) an aggregate of 14,150,943 shares of ScanSoft common stock to Warburg Pincus for an aggregate purchase price of approximately $60,000,000 at a per share price equal to $4.24, and (ii) warrants to purchase an aggregate of 3,177,570 shares of its common stock, exercisable at a price of $5.00 per share.
     On February 1, 2005, ScanSoft acquired all of the outstanding capital stock of Phonetic Systems Ltd., an Israeli corporation (“Phonetic”). The consideration consisted of cash payments to be rendered in the following installments: (1) seventeen million and six hundred forty four thousand dollars ($17,644,000) paid at closing, (2) seventeen million and five hundred thousand dollars ($17,500,000) to be paid in February 2007, and (3) up to an additional thirty five million ($35,000,000) upon the achievement of certain milestones. The total initial purchase price of approximately $36,103,000 includes the sum of the first installment, the present value of the second installment ($15,649,000 assuming an annual market rate of interest of 5.75%), estimated transaction costs of $2,440,000, and warrants to purchase up to 750,000 shares of ScanSoft common stock valued at approximately $370,000 in accordance with Emerging Issues Task Force Issue No. 99-12; Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”). The merger is a taxable event and has been accounted for as a purchase of a business.
     On January 21, 2005, ScanSoft acquired all of the outstanding capital stock of ART Advanced Recognition Technologies, Inc. (“ART”). The consideration consisted of cash payments to be rendered in two installments: (1) ten million dollars ($10,000,000) to be paid at closing, and (2) sixteen million four hundred fourteen thousand dollars ($16,414,000) to be paid in December 2005 plus interest of 4%. The total initial purchase price of $27,967,000 includes the sum of the first and second installment payments totaling $26,414,000 and estimated transaction costs of $1,553,000. The merger is a taxable event and has been accounted for as a purchase of a business.
     On December 6, 2004, ScanSoft acquired Rhetorical Systems Ltd. through the acquisition of all of the outstanding capital stock of Rhetorical Group PLC (collectively, “Rhetorical”). The consideration consisted of cash payments equal to 2,758,000 Pounds Sterling ($5,360,000) and 449,437 shares of ScanSoft’s common stock valued at approximately $1,672,000 in accordance with EITF 99-12. The total initial purchase price of approximately $8,477,000 also includes the cash payments, the common shares, and estimated transaction costs of $1,445,000. The acquisition is a taxable event and has been accounted for as a purchase of a business.
     On June 15, 2004, ScanSoft acquired all of the outstanding stock of Telelogue, Inc. (“Telelogue”) in exchange for cash consideration consisting of $2,206,000 less certain expenses. The total purchase price of approximately $3,396,000 also includes transaction costs of $893,000 and debt assumed of $297,000. The merger is a taxable event and has been accounted for as a purchase of a business.
     The following tables show summary unaudited pro forma combined financial information as if ScanSoft, Telelogue, Rhetorical, ART, Phonetic and Nuance had been combined as of January 1, 2004 for statement of operations purposes and as if Nuance had been combined as of June 30, 2005 for balance sheet purposes. Telelogue, Rhetorical, ART, and Phonetic are included in ScanSoft’s consolidated balance sheet as of June 30, 2005, which are included in ScanSoft’s Form 10-Q for the quarterly period ended June 30, 2005.
     The unaudited pro forma combined financial information of ScanSoft, Nuance, Phonetic, ART, Rhetorical, and Telelogue is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the recently completed acquisitions of Phonetic, ART and Rhetorical are derived from their respective preliminary purchase price allocations.
     The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2004, for statements of operations purposes, or June 30, 2005, for balance sheet purposes, respectively, nor are the data necessarily indicative of future operating results or financial position.
     A summary of the estimated consideration and preliminary purchase price allocation for the Nuance acquisition is as follows (in thousands):

Estimated Purchase Consideration
Cash	$79,585

Common Stock	114,093
Employee Stock Options	20,068
Transaction Costs	9,592

Total Estimated Purchase Consideration	$223,338

Preliminary Allocation of Purchase Consideration
Current Assets	$92,059
Property & Equipment	3,848
Restricted Cash	11,398
Other Assets	611
Identifiable Intangible Assets	53,100
Goodwill	123,565

Total Assets Acquired	284,581

Current Liabilities	(17,219)
Long-Term Liabilities	(48,140)

Total Liabilities Assumed	(65,359)

Deferred Compensation	4,116

$223,338
Current assets acquired primarily relate to cash and cash equivalents, marketable securities, and accounts receivable. Current liabilities assumed primarily relate to accounts payable, accrued expenses, deferred revenue, and a restructuring accrual.
ScanSoft believes that the $53,100,000 of value ascribed to identifiable intangible assets will be allocated to completed and core technology, customer relationships (including license agreements) and tradenames.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of June 30, 2005

	Historical	Historical	Pro Forma		Pro Forma
	ScanSoft(A)	Nuance(B)	Adjustments		Combined
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$22,588	$71,585	$(25,585)	(1)	$68,588
Marketable securities	3,751	15,076	—		18,827
Accounts receivable, net	49,917	6,830	—		56,747
Inventory	513	—	—		513
Prepaid expenses and other current assets	6,695	4,568	—		11,263

Total current assets	83,464	98,059	(25,585)		155,938
Long-term marketable securities			—		—
Goodwill	309,220	—	123,565	(2)	432,785
Other intangible assets, net	53,719	374	52,726	(2)	106,819
Property and equipment, net	10,760	3,848	—		14,608
Restricted cash	—	11,398	—		11,398
Deferred income taxes	—	390	—		390
Other assets	5,972	221	—		6,193

Total assets	$463,135	$114,290	$150,706		$728,131

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$12,170	$1,382	$—		$13,552
Accrued expenses	24,663	6,902	9,592	(3)	41,157
Current deferred revenue	12,599	5,904	(295)	(4)	18,208
Note payable	27,830	—	—		27,830
Deferred acquisition payment	16,414	—	—		16,414
Merger expenses payable	—	2,301	—		2,301
Restructuring reserve	—	10,322	(480)	(5)	9,842
Other current liabilities	5,340	—	—		5,340

Total current liabilities	99,016	26,811	8,817		134,644
Long-term deferred revenue	81	457	(23)	(4)	515
Long-term notes payable, net of current portion	36	—	—		36
Deferred tax liability	2,905	—	—		2,905
Deferred acquisition payment	15,880	—	—		15,880
Long-term restructuring reserve	—	47,774	(8,923)	(5)	38,851
Other liabilities	15,452	38	—		15,490

Total liabilities	133,370	75,080	(129)		208,321
Stockholders’ equity:
Preferred stock	4,631	—	—		4,631
Common stock	115	37	5	(6)	157
Additional paid-in capital	503,759	333,892	(139,773)	(6)	697,878
Treasury stock, at cost	(11,176)	—	—		(11,176)
Deferred compensation	(5,627)	—	(4,116)	(6)	(9,743)
Accumulated other comprehensive income (loss)	(2,415)	875	(875)	(6)	(2,415)
Accumulated deficit	(159,522)	(295,594)	295,594	(6)	(159,522)

Total stockholders’ equity	329,765	39,210	150,835		519,810

Total liabilities and stockholders’ equity	$463,135	$114,290	$150,706		$728,131

(A)	As reported in ScanSoft’s Quarterly Report on Form 10-Q for the nine months ended June 30, 2005 as filed with the SEC.

(B)	Derived from Nuance’s Quarterly Report on Form 10-Q for the six months ended June 30, 2005 as filed with the SEC.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2004

	Historical	Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft(A)	Telelogue(B)	Adjustments		Rhetorical(C)	Adjustments		ART(D)	Adjustments		Phonetic(E)	Adjustments		Nuance(F)	Adjustments		Combined
	(In thousands, except per share amounts)

Product licenses	$95,765	$295	$—		$1,411	$—		$3,460	$—		$1,208	$—		$19,002	$(20)	(7)	$121,121
Professional services	27,999	—	—		—	—		—	—		667	—		11,252	—		39,918
Maintenance	5,188	—	—		—	—		—	—		1,922	—		11,310	—		18,420
Revenue, related parties	1,955	—	—		—	—		—	—		—	—		—	—		1,955

Total revenue	130,907	295	—		1,411	—		3,460	—		3,797	—		41,564	(20)		181,414

Costs and expenses:
Cost of revenue:
Cost of product licenses	10,348	409	—		90	—		132	—		484	—		61	(20)	(7)	11,504
Cost of professional services and maintenance	22,949	—	—		—	—		—	—		—	—		9,681	—		32,630
Cost of revenue from amortization of intangible assets	8,431	—	—		—	—		—	552	(15)	—	161	(12)	256	3,152	(8)	12,552

Total cost of revenue	41,728	409	—		90	—		132	552		484	161		9,998	3,132		56,686

Gross Margin	89,179	(114)	—		1,321	—		3,328	(552)		3,313	(161)		31,566	(3,152)		124,728
Operating expenses:
Research and development	26,162	839	—		1,413	—		2,425	—		2,362	—		11,289	—		44,490
Selling, general and administrative	66,941	1,246	—		2,095	—		1,898	—		6,512	—		27,386	—		106,078
Amortization of other intangible assets	1,967	—	55	(20)	25	116	(18)	—	647	(15)	—	663	(12)	54	2,831	(8)	6,358
Stock-based compensation expense	1,301	—	—		47	—		—	—		—	—		73	1,139	(9)	2,560
Restructuring and other charges, net	801	—	—		—	—		—	—		—	—		19,756	—		20,557

Total operating expenses	97,172	2,085	55		3,580	116		4,323	647		8,874	663		58,558	3,970		180,043

Loss from operations	(7,993)	(2,199)	(55)		(2,259)	(116)		(995)	(1,199)		(5,561)	(824)		(26,992)	(7,122)		(55,315)
Interest income	429	—	—		45	—		39	(113)	(16)	—	(197)	(13)	1,046	(553)	(10)	696
Interest expense	(340)	—	—		—	—		—	(492)	(17)	—	(675)	(14)	(3)	(2,206)	(11)	(3,716)
Other income (expense), net	(141)	(1)	—		13	—		48	—		36	—		(281)	—		(326)

Loss before income taxes	(8,045)	(2,200)	(55)		(2,201)	(116)		(908)	(1,804)		(5,525)	(1,696)		(26,230)	(9,881)		(58,661)
Provision for (benefit from) income taxes	1,333	—	—		—	—		102	—		—	—		(458)	—		977

Net loss	$(9,378)	$(2,200)	$(55)		$(2,201)	$(116)		$(1,010)	$(1,804)		$(5,525)	$(1,696)		$(25,772)	$(9,881)		$(59,638)

Net loss per common share:
Basic and Diluted	$(0.09)																$(0.41)
Weighted average common shares:
Basic and Diluted	103,780					449	(19)								42,006	(6)	146,235

(A)	As reported in ScanSoft’s Annual Report on Form 10-K/T for the transition period from January 1, 2004 to September 30, 2004, as filed with the SEC.

(B)	Derived from Telelogue’s unaudited financial information for the period from January 1, 2004 through June 15, 2004 (date of acquisition).

(C)	Derived from Rhetorical’s audited financial statements for the period from January 1, 2004 through September 30, 2004.

(D)	Derived from ART’s unaudited financial statements for the period from January 1, 2004 through September 30, 2004.

(E)	Derived from Phonetic’s unaudited financial statements for the period from January 1, 2004 through September 30, 2004.

(F)	As reported in Nuance’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2004 included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the SEC.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended June 30, 2005
(In thousands)

	Historical	Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft(A)	Rhetorical(B)	Adjustments		ART(C)	Adjustments		Phonetic(D)	Adjustments		Nuance(E)	Adjustments		Combined
	(In thousands, except per share amounts)

Revenues:
Product licenses	$125,150	$186	$—		$2,678	$—		$393	$—		$16,111	$(5)	(7)	$144,513
Professional services	45,355	—	—		—	—		153	—		10,793	—		56,301
Maintenance	—	—	—		—	—		837	—		12,467	—		13,304

Total revenue	170,505	186	—		2,678	—		1,383	—		39,371	(5)		214,118

Costs and expenses:
Cost of revenue:
Cost of product licenses	14,335	—	—		459	—		305	—		106	(5)	(7)	15,200
Cost of professional services and maintenance	29,933	11	—		—	—		97	—		10,446	—		40,487
Cost of revenue from amortization of intangible assets	7,260	—	—		—	245	(15)	—	72	(12)	787	3,152	(8)	11,516

Total cost of revenue	51,528	11	—		459	245		402	72		11,339	3,147		67,203

Gross Margin	118,977	175	—		2,219	(245)		981	(72)		28,032	(3,152)		146,915
Operating expenses:
Research and development	29,224	—	—		1,382	—		2,470	—		13,111	—		46,187
Selling, general and administrative	77,289	—	—		1,423	—		4,907	—		23,477	—		107,096
Amortization of other intangible assets	2,731	1,863	25	(18)	—	286	(15)	—	295	(12)	2,302	2,832	(8)	10,334
Merger expenses	—	—	—		—	—		—	—		2,602	—		2,602
Stock-based compensation expense	1,934	—	—		—	—		—	—		—	1,139	(9)	3,073
Restructuring and other charges, net	2,739	—	—		—	—		—	—		(117)	—		2,622

Total operating expenses	113,917	1,863	25		2,805	286		7,377	295		41,375	3,971		171,914

Income (loss) from operations	5,060	(1,688)	(25)		(586)	(531)		(6,396)	(367)		(13,343)	(7,123)		(24,999)
Interest income	474	11	—		12	(46)	(16)	(2)	(110)	(13)	1,695	(553)	(10)	1,481
Interest expense	(1,004)	—	—		—	(182)	(17)	(1)	(300)	(14)	(1)	(2,206)	(11)	(3,694)
Other income (expense), net	72	(18)	—		(56)	—		215	—		(149)	—		64

Income (loss) before income taxes	4,602	(1,695)	(25)		(630)	(759)		(6,184)	(777)		(11,798)	(9,882)		(27,148)
Provision for (benefit from) income taxes	2,303	—	—		32	—		—	—		(173)	—		2,162

Net income (loss)	$2,299	$(1,695)	$(25)		$(662)	$(759)		$(6,184)	$(777)		$(11,625)	$(9,882)		$(29,310)

Net income (loss) per common share:
Basic and Diluted	$0.02													$(0.20)
Weighted average common shares outstanding:
Basic	106,414		164	(19)								42,006	(6)	148,584
Diluted	114,029		164	(19)								42,006	(6)	148,584

(A)	As reported in ScanSoft’s unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the three months ended June 30, 2005, as filed with the SEC.

(B)	Derived from Rhetorical’s unaudited financial statements for the period from October 1, 2004 through December 6, 2004 (date of acquisition).

(C)	Derived from ART’s unaudited financial statements for the period from October 1, 2004 through January 21, 2005 (date of acquisition).

(D)	Derived from Phonetic’s unaudited financial statements for the period from October 1, 2004 through February 1, 2005 (date of acquisition).

(E)	Derived from Nuance’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, and Nuance’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2004 included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the SEC, and Nuance’s unaudited condensed consolidated financial statements for the six months ended June 30, 2005 included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, as filed with the SEC.

Pro forma adjustments include the following:
Nuance
     (1) Adjustment to cash and cash equivalents related to the payment of $2.20 per common share outstanding upon closing, totaling approximately $79,585,000, and payment of Nuance’s estimated transaction costs, totaling $6,000,000. These disbursements are offset by cash received of $60,000,000 related to the proposed Warburg Pincus financing.
     (2) Adjustment to eliminate Nuance’s historical intangible balance of $374,000, and record the assumed intangibles and goodwill totaling $53,100,000 and $123,565,000, respectively.
     (3) Adjustment to record estimated transaction costs, totaling $9,592,000.
     (4) Adjustment of $295,000 and $23,000 to reduce current and long-term deferred revenue to the fair value of the related obligations. These adjustments represent a 5% decrease from Nuance’s historical carrying value attributable to estimated selling expenses.
     (5) Adjustments of $480,000 and $8,923,000 to reduce the current and long-term lease-related restructuring accruals, respectively, to fair value. The difference between the undiscounted and discounted payments will be recorded as non-cash interest expense over the remaining lease term.
     (6) Adjustment to eliminate Nuance’s historical equity balances.
     Adjustment to record common stock of $28,000 and Additional Paid in Capital of $114,065,000 related to the estimated issuance of 27,854,803 shares of ScanSoft common stock at a value of $4.10.
     Adjustment to record Additional Paid in Capital of $20,068,000 and deferred compensation of $4,116,000, related to the estimated issuance of vested and unvested employee stock options, respectively, in accordance with the merger agreement. These stock options were accounted for in accordance with FIN 44. The stock options were valued using the Black-Scholes model. The assumptions used in the valuation included a ScanSoft current stock price of $4.95, risk free interest rate of 3.8%, volatility of 55%, and an expected life of 3.5 years. The deferred compensation adjustment represents the estimated intrinsic value of the unvested stock options on the date of closing and will be expensed ratably over an estimated life of three and a half years, in accordance with APB 25, Accounting for Stock Issued to Employees.
     An adjustment to record common stock of $14,000 and Additional Paid in Capital of $59,986,000 related to the issuance of 14,150,943 shares of common stock to Warburg Pincus.
     (7) Adjustment to eliminate intercompany product license revenue and cost of product license revenue totaling $20,000 and $5,000 for the nine months ended September 30, 2004 and June 30, 2005, respectively.
     (8) Adjustment to record amortization expense of $6,293,000 and $6,293,000 for the identifiable intangible assets associated with the Nuance acquisition offset by an adjustment to eliminate amortization expense of $310,000 and $309,000 related to intangible assets of Nuance’s existing prior to the acquisition for the nine months ended September 30, 2004 and June 30, 2005, respectively, as if the acquisition had occurred on January 1, 2004. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”). ScanSoft’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately seven years. The acquired identifiable intangible assets will be amortized using the straight-line method.
     An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the Nuance acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $106,000 for each of the nine month periods ended September 30, 2004 and June 30, 2005. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $907,000 for each of the nine months period ended September 30, 2004 and June 30, 2005. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $1,323,000 for each of the nine month periods ended September 30, 2004 and June 30, 2005.
     (9) Adjustment to record stock-based compensation expense related to the unvested employee stock options that are to be issued in connection with the merger (discussed in (6) above). We have assumed a useful life of 3.5 years, and will expense the deferred compensation ratably over the useful life in accordance with APB 25 and FIN 44, totaling approximately $1,519,000 per year. As a result, the Company recorded an increase in stock-based compensation expense $1,139,000 for each the nine month periods ended September 30, 2004 and June 30, 2005.
     (10) Adjustment to reduce interest income by $553,000 for each of the nine month periods ended September 30, 2004 and June 30, 2005, in connection with the acquisition related payment of $79,585,000, and the estimated payment of Nuance’s transaction costs, offset by cash received of $60,000,000, related to the Warburg Pincus financing.
     (11) Adjustment of $2,206,000 to record non-cash interest expense at an annual rate of 5.75%, for each of the nine month periods ended September 30, 2004 and June 30, 2005 related to the fair value adjustment made in purchase accounting for the restructuring accrual (detailed at (5) above).
These adjustments are preliminary and are subject to future adjustment pending the completion of a post-closing review of the purchased assets and assumed liabilities.
Phonetic
     (12) Adjustment to record amortization expense of $824,000 and $367,000 for the identifiable intangible assets associated with the Phonetic acquisition for the nine months ended September 30, 2004 and June 30, 2005, respectively, as if the acquisition had occurred on January 1, 2004. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. ScanSoft’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be six years. The acquired identifiable intangible assets will be amortized using the straight-line method.
     An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the Phonetic acquisition of $100,000 would result in a change in pro forma amortization expense of approximately $12,900 for each of the nine month periods ended September 30, 2004 and June 30, 2005. An increase in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 7 years would result in a decrease in pro forma amortization expense of approximately $144,000 for each of the nine month periods ended September 30, 2004 and 2005. A decrease in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 5 years would result in an increase in pro forma amortization expense of approximately $136,800 for each of the nine month periods ended September 30, 2004 and 2005.
     (13) Adjustment to reduce interest income by $197,000 and $110,000, for the nine months ended September 30, 2004 and June 30, 2005, respectively, related to the initial cash payment of $17,500,000 for the Phonetic acquisition.
     (14) Adjustment of $675,000 and $300,000 to record non-cash interest expense at an annual rate of 5.75%, for the nine months ended September 30, 2004 and June 30, 2005, respectively, related to the note payable of $17,500,000 entered into with the former shareholders of Phonetic.
     Restructuring activities associated with the Phonetic acquisition resulted in severance costs, related to former Phonetic employees, of approximately $596,000. These costs have been accrued in purchase accounting in accordance with EITF No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” (“EITF 95-3”) and are included in current liabilities.
ART
     (15) Adjustment to record amortization expense of $1,199,000 and $531,000 for the identifiable intangible assets associated with the ART acquisition for the nine months ended September 30, 2004 and June 30, 2005, respectively, as if the acquisition had occurred on January 1, 2004. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. ScanSoft’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be six years. The acquired identifiable intangible assets will be amortized using the straight-line method.
     An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the ART acquisition of $100,000 would result in a change in pro forma amortization expense of approximately $12,750, for each of the nine month periods ended September 30, 2004 and June 30, 2005. An increase in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 7 years would result in a decrease in pro forma amortization expense of approximately $193,500 for each the nine month periods ended September 30, 2004 and June 30, 2005. A decrease in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 5 years would result in an increase in pro forma amortization expense of approximately $208,500 for each of the nine month periods ended September 30, 2004 and June 30, 2005.
     (16) Adjustment to reduce interest income of $113,000 and $46,000 for the nine months ended September 30, 2004 and June 30, 2005, respectively, related to the initial cash payment of $10,000,000 for the ART acquisition.
     (17) Adjustment to record interest expense of $492,000 and $182,000 at an annual rate as defined in the acquisition agreement, or 4%, for the nine months ended September 30, 2004 and June 30, 2005, respectively, in connection with the deferred payment for acquisitions of $16,414,000 entered into with the former shareholders of ART.
Rhetorical
     (18) Adjustment to record amortization expense of $141,000 and $31,000 for the identifiable intangible assets associated with the acquisition of Rhetorical, offset by an adjustment to eliminate amortization expense of $25,000 and $6,000 related to intangible assets of Rhetorical existing prior to the acquisition, for the nine months ended September 30, 2004 and June 30, respectively.
     (19) Adjustment of 449,000 and 164,000 to common shares outstanding for the nine months ended September 30, 2004 and June 30, 2005, respectively, to record the impact of the common shares issued in connection with the acquisition of Rhetorical.
Telelogue
     (20) Adjustment to record amortization expense of $55,000 for the identifiable intangible assets associated with the Telelogue acquisition and an adjustment to eliminate charges related to the accretion of dividends on convertible preferred stock of $375,000 for the period January 1, 2004 to June 15, 2004 (date of acquisition).